Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	InterPrivate Acquisition Management III, LLC

Address of Joint Filer:	c/o InterPrivate III Financial Partners Inc.
1350 Avenue of the Americas, 2nd Floor
New York, NY 10019

Relationship of Joint Filer to Issuer:	10% Owner , Director (Director by Deputization). Mr. Fattouh is a member of the board of directors of the Issuer. InterPrivate Acquisition Management III, LLC may be deemed a director by deputization as a result of the service of Mr. Fattouh.

Issuer Name and Ticker or Trading Symbol:	InterPrivate III Financial Partners Inc. [IPVF]

Date of Event Requiring Statement: (Month/Day/Year):	03/04/2021

Name of Joint Filer:	Ahmed Fattouh

Address of Joint Filer:	c/o InterPrivate III Financial Partners Inc.
1350 Avenue of the Americas, 2nd Floor
New York, NY 10019

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer

Issuer Name and Ticker or Trading Symbol:	InterPrivate III Financial Partners Inc. [IPVF]

Date of Event Requiring Statement: (Month/Day/Year):	03/04/2021